Exhibit 10.3

THIRD AMENDMENT TO GUARANTY AGREEMENT

This Third Amendment to Guaranty Agreement (this “Amendment”), effective as of September 20, 2024, is by and between KKR REAL ESTATE FINANCE HOLDINGS L.P., a Delaware limited partnership (the “Guarantor”) and MORGAN STANLEY BANK, N.A., a national banking association (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Buyer and KREF Lending IV LLC, a Delaware limited liability company (“Seller”), entered into that certain Master Repurchase and Securities Contract Agreement dated as of December 6, 2016 (as the same may be amended, modified and/or restated, the “Repurchase Agreement”);

WHEREAS, in connection with the Repurchase Agreement, the Guarantor executed and delivered that certain Guaranty Agreement, dated as of December 6, 2016, in favor of Buyer, as modified by that certain Sixth Omnibus Amendment dated as of June 29, 2021, by and among Buyer, Seller and Guarantor, as modified by that certain First Amendment to Guaranty Agreement, dated as December 31, 2018, by and between Buyer and Guarantor, and as further modified by that certain Second Amendment to Guaranty, dated as of September 26, 2023, between Buyer and Guarantor (as amended hereby and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”);

WHEREAS, the Guarantor and Buyer wish to modify certain terms and provisions of the Guaranty.

NOW, THEREFORE, the parties hereto agree as follows:

1.               Amendments to Guaranty. The Guaranty is hereby amended as follows:

(a)          The provisions of Section 4.7(a)(i) of the Guaranty are hereby amended and restated in their entirety as follows:

“(i)  permit the ratio of (A) Interest Income (excluding deferred interest and the amortized portion of any upfront fees) for the period of four (4) consecutive fiscal quarters ended on or most recently prior to such date of determination to (B) the Interest Expense to be less than (x) for any such period that ended during the Alternate Covenant Period, 1.30 to 1.00 and (y) for any such period that ended following the Alternate Covenant Period, 1.40 to 1.00, in each case, as determined as soon as practicable after the end of such period, but in no event later than forty-five (45) days after the last day of such period;”

(b)          The following definitions are added to Section 4.7(c) of the Guaranty in the proper alphabetical order:

“Alternate Covenant Period” means the period from and after September 20, 2024 to and including the earlier of (i) June 30, 2025 and (ii) the day immediately preceding the date on which the Seller has delivered a Financial Covenant Election to Buyer.

“Financial Covenant Election” means an election by Seller, by written notice to Buyer, to end the Alternate Covenant Period.

2.               Effectiveness. The effectiveness of this Amendment is subject to receipt by Buyer of the following:

(a)          Amendment. This Amendment, duly executed and delivered by Guarantor and Buyer.

(b)          Fees. Payment by Sellers of the actual costs and expenses, including, without limitation, the reasonable fees and expenses of counsel to Buyer, incurred by Buyer in connection with this Amendment and the transactions contemplated hereby.

3.              Binding Effect; No Partnership; Counterparts. The provisions of the Guaranty, as amended hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between any of the parties hereto. For the purpose of facilitating the execution of this Amendment as herein provided, this Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and such counterparts when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by electronic transmission shall be effective as delivery of a manually executed original counterpart thereof.

4.              Further Agreements. Guarantor agrees to execute and deliver such additional documents, instruments or agreements as may be reasonably requested by Buyer and as may be necessary or appropriate from time to time to effectuate the purposes of this Amendment.

5.               Governing Law. The provisions of Section 6.3 of the Guaranty are incorporated herein by reference.

6.               Headings. The headings of the sections and subsections of this Amendment are for convenience of reference only and shall not be considered a part hereof nor shall they be deemed to limit or otherwise affect any of the terms or provisions hereof.

7.              References to Transaction Documents. All references to the Guaranty in any Transaction Document, or in any other document executed or delivered in connection therewith shall, from and after the execution and delivery of this Amendment, be deemed a reference to the Guaranty as amended hereby, unless the context expressly requires otherwise.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the day first written above.

BUYER:

MORGAN STANLEY BANK, N.A.,
a national banking association

By:	/s/ Anthony Preisano
Name: Anthony Preisano
Title: Authorized Signatory

[Signature Page to Third Amendment to Guaranty Agreement]

GUARANTOR:

KKR REAL ESTATE FINANCE HOLDINGS L.P.,
a Delaware limited partnership

By:	KKR REAL ESTATE FINANCE TRUST INC.,
its general partner

By:	/s/ Patrick Mattson
Name: Patrick Mattson
Title: Authorized Signatory

[Signature Page to Third Amendment to Guaranty Agreement]